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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 2-99188 on Form S-8, No. 33-41888 on Form S-8, No. 33-44218 on Form S-8, No.
33-44219 on Form S-8, No. 2-98002 on Form S-3, and No. 33-61870 on Form S-3 of
our report dated February 25, 1994, except for the seventh paragraph of the "Long-term debt" note, as to which the date is March 8, 1994, with respect to the consolidated financial statements and schedules of Bally Manufacturing Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.

ERNST & YOUNG

Chicago, Illinois
March 25, 1994